Exhibit 5.1

Rome, September 20, 2006

Gentium S.p.A.
Piazza XX Settembre 2
22079 Villa Guardia (Como)
Italy

Re: Stock-option plans adopted by Gentium S.p.A.

Dear Ladies and Gentlemen:

Introduction

1.1
We have acted as Italian counsel to Gentium S.p.A., an Italian joint stock company (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Security and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to 1,560,000 ordinary shares authorized by means of the resolution of the Extraordinary Shareholders’ meeting of the Company held on September 30, 2004 (the “Shares”) and issuable pursuant to the “Gentium S.p.A. Amended and Restated 2004 Equity Incentive Plan”, adopted by the Board of Directors of the Company on July 31, 2006 (the “Equity Incentive Plan”), and, with respect to no. 60,000 Shares, pursuant to the “Gentium S.p.A. Amended and Restated 2004 Non Statutory Share Option and Agreement”, adopted by the Compensation Committee of the Board of Directors of the Company on March 23, 2006 (the “Non Statutory Share Option”, and, jointly with the Equity Incentive Plan, the “Plans”).

1.2	This opinion is being rendered in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

1.3	In such capacity, for the purpose of giving the opinion set forth below, we have examined copies of documents (the “Documents”) listed in the schedule B attached hereto (the Schedule B“).

1.4
We have made no searches or enquiries concerning the Company, its group and/or any other person or entity, and we have examined no corporate records of the foresaid, save for those searches, enquiries, instruments, documents or corporate records expressly specified as being made or examined in this opinion. Subject to the foregoing we have reviewed the pieces of the law of the Republic of Italy that we have considered appropriate for the purpose of this opinion.

1.5	This opinion shall be governed by, and construed in accordance with the laws of the Republic of Italy.

1.6
In this opinion, Italian legal concepts are expressed in English terms and not in their original Italian terms. The concepts concerned may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions. Accordingly, this opinion may only be relied upon under the express condition that any issue of interpretation or liability arising under this opinion will be governed by Italian law.

Assumptions

2.1	In giving this opinion, we have assumed that:

2.1.1	all the copies of the Documents submitted to us as copy or specimen documents by fax, post or e-mail conform to the originals, and the originals are genuine and complete;

2.1.2	the signatures, stamps and seals on the originals of all Documents submitted to us are genuine;

2.1.3	all the Documents have been validly authorised, executed and delivered by all of the parties thereto;

2.1.4	all representations and statements contained in the Documents were true and accurate and complete when made and remained true and accurate and complete with regard to the facts stated therein;

2.1.5	a warranty by the Company that it is not aware, or has no notice, of any act, matter, thing or circumstance means that the same does not exist or has not occurred;

2.1.6
the Company is not unable to pay its debt and fulfil its obligations on a regular basis (within the meaning of the provisions of Article 5 of Royal Decree No. 267 of March 16, 1942, as amended) at the time of the adoption of the Plans, and will not be, as a consequence of executing the Plans, unable to pay its debts and fulfil its obligations on a regular basis (within the meaning of the aforesaid provisions);

2.1.7
all governmental or regulatory consents, approvals, authorisations, filings and/or clearances possibly required for the adoption of the Plans under any applicable laws have been duly obtained and are in full force and effect;

2.1.8
the meeting of the Board of Directors and the Shareholders’ meeting of the Company referred to in Schedule B were duly convened and held, all the formalities required to be fulfilled prior the convening of such meetings were fulfilled, and the resolutions of the Company referred to in Schedule B were duly adopted and have not been revoked, superseded, challenged or amended, in full or in part, and are still in force as of the date hereof;

2.1.9
the minutes of the meeting of the Board of Directors, the meeting of the Compensation Committee of the Board of Directors and the Shareholders’ meeting of the Company referred to in Schedule B are a true record of the proceedings described therein were duly convened, constituted and quorate meeting, and accurately reflect the business carried out and decisions made at such meetings;

2.1.10
the subscription of the Shares is and will be carried out, by any person (including its respective directors, officers, employees, agents and advisers) in good faith for the purpose of carrying on their respective corporate objects and businesses, if any, for its benefit;

2.1.11
none of the beneficiaries of the Shares has or shall have passed a voluntary winding-up resolution, no petition has been or shall have been presented or order made by a court for the winding-up, dissolution, administration, bankruptcy, or any analogous proceedings and no equivalent or analogous proceedings under the law of its place of establishment or incorporation, as the case may be, or where it carries on business, has been or shall have been taken in relation to it and no receiver, manager, trustee or similar officer has or shall have been appointed in relation to it or any of its respective assets or revenues;

2.1.12
for the purposes of this opinion, the term “non-assessable” used under paragraph 3.1 below means that the owners of the shares cannot be requested by the Company to pay additional amounts for their shares once the subscription price is duly paid. The concept of non-assessability, however, does not include the case, set forth under section 2447 of the Italian Civil Code, of loss of the entire capital by the Company. In such a case, the Company needs to restate its capital by receiving an additional pro rata contribution from each shareholder. Should such recapitalization by the shareholders not occur, the relevant shares will be cancelled;

2.1.13	no public offer whatsoever of the Shares will take place in the Republic of Italy;

2.1.14	there are no facts, documents, circumstances or matters which may be material to the opinions set out herein which, notwithstanding our reasonable inquiry, have been misstated or omitted to us.

2.2
We express no opinion as to any laws other than the laws of the Republic of Italy in force at the date hereof and we have assumed that none of the opinions expressed below will be affected by the laws of any jurisdiction other than the Republic of Italy. In particular, we have made no independent investigation of laws of Delaware as a basis for the opinion stated herein and do not express or imply any opinion on such laws.

Opinion

3.1
Based and relying upon the foregoing and subject to the assumptions, qualifications and reservations contained herein and to any matter not disclosed to us, we are of the opinion that the Shares have been duly authorized and, starting from July 31, 2006, if and when issued and paid for in accordance with the applicable resolutions of the competent bodies of the Company and Italian law, will be validly issued, duly paid and non assessable.

Qualifications

4.1
We are giving no opinion either as to (i) the contents of the Registration Statement, or (ii) bankruptcy, insolvency, liquidation, reorganisation moratorium and similar laws of general applicability relating to or affecting the rights of creditors of the Company in general.

4.2
The opinion expressed in paragraph 3.1 above is based upon our examination of the Documents, and we have not been responsible for investigating or verifying the accuracy of the facts, statements of foreign law, in particular of the laws of Delaware, or the reasonableness of any statements of opinion, contained in any of the Documents listed in the Schedule B attached hereto.

4.3
This opinion is subject to the qualification that enforcement may be limited by (a) bankruptcy, insolvency, liquidation, moratorium, reorganization and mandatory provisions of other laws relating to or affecting the rights of creditors in general, and (b) rights of acceleration, if any, and the availability of equitable remedies under applicable laws.

4.4	When applying the law of Delaware, an Italian court:

-
may give effect to the mandatory rules of the law of another country with which the transaction has a close connection (including, for the avoidance of doubt, the Republic of Italy), if and insofar as, under the law of the latter country, those rules must be applied, regardless of the law stated to be applicable to the Documents;

-	may refuse to apply the law of Delaware if its application is manifestly incompatible with the public policy in the Republic of Italy;

-	will apply Italian law in a situation where it is mandatory irrespective of the law otherwise applicable to the Documents; and

-	shall have regard to the law of the country in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

4.5  An Italian court may stay proceedings brought in such court if concurrent proceedings are being brought elsewhere.

4.6
We point out that, pursuant to Italian law, (A) any shareholder of the Company who did not vote in favor of resolution adopted by the extraordinary shareholders’ meeting of the Company held on September 30, 2004 or attend to such meeting was entitled to challenge the relevant resolution during the 90 (ninety) days following the registration of the resolution with the competent Register of Enterprises; (B) the resolution of the Board of Directors’ meeting of the Company dated July 31, 2006, providing for the approval of the Equity Incentive Plan could be challenged by the Board of Statutory Auditors, any member of the Board of Directors who did not vote in favor of such resolution, and any shareholder of the Company who was prejudiced thereby during the 90 (ninety) days following the adoption of such resolution; and (C) pursuant to Article 2379-ter of the Italian Civil Code, in the event of the lack of call of the relevant meetings, the absence of the minutes of the relevant meetings, the impossibility of the subject of the resolutions and/or if the subject of resolutions is not licit, (i) the resolution adopted by the extraordinary shareholders’ meeting of the Company held on September 30, 2004, may be challenged by any individual/entity having a legitimate interest thereto during the 3 (three) years following the registration of the resolution with the competent Register of Enterprises, and (ii) the resolution of the Board of Directors’ meeting of the Company dated July 31, 2006 could be challenged by any individual/entity having a legitimate interest thereto during the 180 (one hundred eighty) days following the registration of the resolution with the competent Register of Enterprises.

4.7
Any provision of the Plans providing that any calculation or certification will be conclusive and binding will not be effective if such calculation or certificate is fraudulently made or given and will not necessarily prevent judicial enquiry by the Italian courts in to the merits of any claim by any party thereto.

4.8
Enforcement of rights provided for in the Plans may be limited by prescription or by lapse of time or may become subject to defenses of set-off (save where specifically excluded) or counterclaim or may be prevented by reasons of fraud or gross negligence.

4.9
We express no opinion as to whether any specific performance remedy, injunctive relief or precautionary measures would be available in respect of any breach by the Company of its obligations under the Plans, as such grants are subject to the discretion of the court.

4.10
Any question as to whether or not any provision of any agreement or instrument which is illegal, invalid, not binding, unenforceable or void may be severed from the other provisions thereof in order to save those other provisions would be determined by an Italian court on the basis of the interpretation of intention of the parties, taking also into account the conduct of the parties following the execution of such agreement or instrument (as provided by Article 1419 of the Italian Civil Code).

4.11
We express no opinion as to (i) the past, present or future fair market value of any security of the Company, (ii) the enforceability under certain circumstances of any provisions prohibiting waivers of any terms of the Documents other than in writing, or prohibiting oral modifications thereof or modification by course of dealing or (iii) compliance by the beneficiaries of the Shares, as individuals or as a group, with any law relating to their legal or regulatory status, as individuals or as a group.

4.12
We express no opinion in relation to and have made no investigation into whether any asset of the Company is now or may hereafter become subject to any equities, rights or interests in favor of any other person ranking in priority to or free from such security or whether the same could be transferred to any such other person free of such security. Moreover, we express no opinion in relation to and have made no investigation into whether any asset of the Company enjoys now or may, subject to applicable law, enjoy immunity from suit or similar right.

4.13
We express no opinion as to the enforceability of equitable principles generally regardless of whether such principles are considered in a proceeding at law or equity, and provisions relating to waiver of forum nonconveniens or service of process.

4.14	We express no opinion as to tax matters.

4.15	All opinions herein are rendered as of the date hereof unless otherwise indicated.

Reliance

5.1
This opinion is given on the basis that there will be no amendment to or termination or replacement of the Documents referred to in the Schedule B attached hereto and on the basis of the laws of Italy in force as at the date of this opinion. This opinion is also given on the basis that we undertake no responsibility to notify any addressee of this opinion of any change in the laws of Italy after the date of this opinion. We also disclaim any obligation to advise you of facts circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

5.2
This opinion is addressed to you solely for your benefit in connection with the issuance of the Shares and may not be used or relied on for any other purpose. This opinion may not be relied on by or furnished to any other person, firm or entity without our prior written consent.

5.3
Any issue of liability connected with our rendering this opinion shall be solely subject to the substantive laws of the Republic of Italy, regardless any reference to the laws of another jurisdiction pursuant to any applicable rule governing conflicts of laws. Any dispute shall be subject to the exclusive jurisdiction of the Tribunal of Rome.

Yours faithfully,

GIANNI, ORIGONI, GRIPPO & PARTNERS

/s/ Gianni, Origoni, Grippo & Partners

SCHEDULE B

(a)	The Articles of Association, as amended and/or restated (“Articles”) and the Bylaws, as amended and/or restated (the “Bylaws”) of the Company;

(b)	Copy of the minutes of the Extraordinary Shareholders’ meeting of the Company held on September 30, 2004;

(c)	Copy of the minutes of the Compensation Committee of the Board of Directors of the Company held on March 23, 2006;

(d)	Copy of the minutes of the Board of Directors’ meeting of the Company held on July 31, 2006;

(e)	Copy of the “Gentium S.p.A. 2004 Equity Incentive Plan” approved by the Company on March 11, 2005;

(f)	Copy of “Gentium S.p.A. Amended and Restated 2004 Non Statutory Share Option and Agreement” approved by the Company on March 23, 2006;

(g)	Copy of “Gentium S.p.A. Amended and Restated 2004 Equity Incentive Plan” approved by the Company on July 31, 2006.